Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Cindy Knoebel
VP, Financial & Corporate
Communications
VF Services, Inc.
(336) 424-6189/(212) 841-7141

Paul Mason
Director, Corporate
Communications
VF Corporation
(336) 424-6192
VF TO SELL INTIMATE APPAREL BUSINESS TO FRUIT OF THE LOOM, INC.
•	Move Enhances VF’s Business Mix, Growth and Margins

•	Proceeds to be Used to Repurchase Shares

•	Expects Record Fourth Quarter for 2006

•	2007 Initial Guidance Provided
Management will host a webcast and conference call to discuss this announcement today at 10:00 a.m. ET. Interested parties should call 1-800-811-8824 domestic, or 1-913-981-4903 international, to access the call. You may also access this call via the Internet at www.vfc.com. A replay will be available through January 30, 2007 and can be accessed by dialing 1-888-203-1112 domestic, and 1-719-457-0820 international. The pass code is 6403506. A replay also can be accessed at the Company’s web site at www.vfc.com.
Greensboro, NC — January 23, 2007 — VF Corporation (NYSE:VFC), a leader in branded lifestyle apparel whose primary brands include Wrangler®, Lee®, The North Face®, Nautica®, Vans® and JanSport®, announced today that it has signed a definitive agreement to sell its global intimate apparel business to Fruit of the Loom, Inc., a subsidiary of Berkshire Hathaway, Inc. (NYSE: BRK.A and BRK.B) for $350 million in cash. VF’s intimate apparel business includes such leading brands as Vanity Fair®, Lily of France®, Vassarette®, Bestform® and Curvation® in the U.S., and Lou®, Gemma® and Belcor® in Europe. The agreement is subject to government approvals and customary closing conditions and is expected to be completed in the first quarter of 2007. VF currently intends to use the proceeds from the sale to repurchase shares in 2007.
“This marks an important chapter in VF’s ongoing transformation toward becoming a higher growth, higher margin lifestyle company — and another example of our willingness to take bold steps to enhance total shareholder value,” said Mackey J. McDonald, VF’s Chairman and Chief Executive Officer. “Our Intimates business has been a positive and important contributor to VF’s success over our 100-plus year history. But the time has come to strategically rebalance our portfolio and to focus our energies and resources on the many growth opportunities across our Jeanswear, Outdoor, Imagewear and Sportswear businesses.”

Key highlights of this move in VF’s transformation include the following:
•	Business Mix: An increase in the contribution to total revenues from VF’s growing lifestyle businesses — Outdoor and Sportswear — to 40%, with the Company’s strong heritage businesses — Jeanswear and Imagewear — accounting for 60%. In 2005, lifestyle businesses accounted for 30% of total revenues.
•	Revenue Growth Targets: We are targeting 8% annual revenue growth including acquisitions, and expect strong organic growth of 5% annually. Acquisitions will continue to be an important component of our growth plan.
•	Operating Margin Goal: Operating margins should approach our goal of 14% in 2007, up from 12.7% reported in both 2005 and 2004.
Fruit of the Loom plans to operate these businesses as Vanity Fair Brands, a wholly-owned subsidiary. Curt Holtz, President of VF’s Intimates coalition, and his management team will continue directing current operations from headquarters in Alpharetta, Georgia and Igualada, Spain.
“We are delighted at the prospect of adding such strong brands to our portfolio,” said John Holland, Chief Executive Officer of Fruit of the Loom. “We were most impressed with the heritage, experience and innovative talent of the VF Intimates worldwide team.”
Implications for 2006 Financial Results
VF’s Intimates business generated over $800 million in revenues and approximately $50 million in operating income on a global basis in 2006, representing 12% and 6% of VF’s total 2006 revenues and operating income, respectively.
The business will be reported as a discontinued operation in 2006. Accordingly, restated operating results for the first nine months of 2006, as well as for 2005 and prior years, are attached. Additional restated financial information is available on our website, www.vfc.com. The implications for 2006 full year and fourth quarter results from continuing operations are expected as follows:
     Full Year 2006:
•	Total revenues of approximately $6.22 billion, an increase of 10% over revenues of $5.65 billion in 2005.

•	Earnings of approximately $4.70 to $4.72 per share, up approximately 11% from $4.23 per share in the prior year.
     Fourth Quarter 2006:
•	Total revenues of approximately $1.60 billion, an increase of 9% over revenues of $1.46 billion in 2005.

•	Earnings of approximately $1.20 to $1.22 per share, up about 9% from $1.11 per share in the prior year’s quarter.
These results reflect a healthy increase over prior year results, and represent another quarter of record revenues and earnings. However, we do expect 2006 results from continuing operations to be 2 to 4 cents per share lower than our previous guidance, reflecting a more difficult mass channel retail environment in the fourth quarter. We plan to release 2006 results on February 6, 2007.
We expect to report a loss on the sale of the business of approximately $45 million, or $.40 per share. This includes the write-off of $55 million of accumulated foreign currency translation losses, reflecting changes in foreign currency rates (weaker U.S. dollar) since acquiring our international intimates operations. Full year

2006 results are expected to include approximately $41 million ($.36 per share) of this loss. The remainder of the loss will be recorded primarily during the first quarter of 2007.
2007 Outlook: Another Record Year
We are looking forward to another year of very healthy top and bottom line increases in 2007. We expect revenues in 2007 to increase approximately 8%, with growth in earnings per share from continuing operations of 10%.
We will provide additional details related to this guidance upon the release of fourth quarter and year-end results on February 6.
“Our ability to commit to such a strong outlook underscores the fundamental strength and momentum of our Growth Plan, our ability to execute that plan and our enthusiasm for the continued transformation of our business,” concluded McDonald.
Cautionary Statement on Forward-looking Statements
Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.
Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements in this release include the successful completion of the sale of the intimate apparel business; VF’s reliance on a small number of large customers; the financial strength of VF’s customers; changing fashion trends and consumer demand; increasing pressure on margins; VF’s ability to implement its growth strategy; VF’s ability to maintain information technology systems; stability of VF’s manufacturing facilities and foreign suppliers; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF’s ability to protect trademarks and other intellectual property rights; maintenance by VF’s licensees and distributors of the value of VF’s brands; the overall level of consumer spending; general economic conditions and other factors affecting consumer confidence; fluctuations in the price, availability and quality of raw materials; foreign currency fluctuations; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the Securities and Exchange Commission, including VF’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
About the Company
VF Corporation is a leader in branded lifestyle apparel including jeanswear, outdoor products, image apparel and sportswear. Its principal brands include Wrangler®, Lee®, Riders®, Rustler®, The North Face®, Vans®, Reef®, Napapijri®, Kipling®, Nautica®, John Varvatos®, JanSport®, Eastpak®, Lee Sport® and Red Kap®.

VF Corporation
2006 Consolidated Statements of Income by Quarter
Reclassified to Present Continuing Operations
(In thousands, except per share amount)

	2006
	First	Second	Third	Nine
	Quarter	Quarter	Quarter	Months
Net Sales	$1,436,706	$1,332,892	$1,791,648	$4,561,246
Royalty Income	18,916	18,421	18,450	55,787

Total Revenues	1,455,622	1,351,313	1,810,098	4,617,033

Costs and Operating Expenses
Cost of goods sold	824,600	765,554	1,018,021	2,608,175
Marketing, administrative and general expenses	443,709	439,970	504,253	1,387,932

	1,268,309	1,205,524	1,522,274	3,996,107

Operating Income	187,313	145,789	287,824	620,926

Other Income (Expense)
Interest income	1,418	1,292	1,439	4,149
Interest expense	(12,679)	(13,856)	(15,835)	(42,370)
Miscellaneous, net	829	542	1,869	3,240

	(10,432)	(12,022)	(12,527)	(34,981)

Income from Continuing Operations
Before Income Taxes	176,881	133,767	275,297	585,945
Income Taxes	58,739	44,208	89,340	192,287

Income from Continuing Operations	118,142	89,559	185,957	393,658

Discontinued Operations	10,043	9,473	11,750	31,266

Net Income	$128,185	$99,032	$197,707	$424,924

Earnings Per Common

	2006
	First	Second	Third	Nine
	Quarter	Quarter	Quarter	Months
Share — Basic
Income from continuing operations	$1.07	$0.81	$1.68	$3.57

Discontinued operations	0.09	0.09	0.11	0.28
Net income	1.16	0.90	1.78	3.85

Earnings Per Common Share — Diluted
Income from continuing operations	$1.05	$0.80	$1.64	$3.49
Discontinued operations	0.09	0.08	0.10	0.28
Net income	1.14	0.88	1.75	3.77
VF Corporation
Consolidated Statements of Income
Reclassified to Present Continuing Operations
(In thousands, except per share amounts)

	Year Ended December
	2005	2004	2003
Net Sales	$5,582,075	$5,150,985	$4,377,233
Royalty Income	72,080	67,081	36,121

Total Revenues	5,654,155	5,218,066	4,413,354

Costs and Operating Expenses
Cost of goods sold	3,209,312	3,067,678	2,728,164
Marketing, administrative and general expenses	1,676,892	1,486,031	1,132,667

	4,886,204	4,553,709	3,860,831

Operating Income	767,951	664,357	552,523

Other Income (Expense)
Interest income	8,217	7,151	11,456
Interest expense	(70,596)	(76,021)	(61,167)
Miscellaneous, net	6,121	182	9,917

	(56,258)	(68,688)	(39,794)

Income from Continuing Operations Before Income Taxes	711,693	595,669	512,729

Income Taxes	229,064	196,790	169,468

	Year Ended December
	2005	2004	2003
Income from Continuing Operations	482,629	398,879	343,261
Discontinued Operations	35,906	75,823	54,672
Cumulative Effect of a Change in Accounting Policy	(11,833)	—	—

Net Income	$506,702	$474,702	$397,933

Earnings Per Common Share — Basic
Income from continuing operations	$4.33	$3.61	$3.17
Discontinued operations	0.32	0.69	0.51
Cumulative effect of a change in accounting policy	(0.11)	—	—
Net income	4.54	4.30	3.67

Earnings Per Common Share — Diluted
Income from continuing operations	$4.23	$3.54	$3.11
Discontinued operations	0.31	0.67	0.50
Cumulative effect of a change in accounting policy	(0.10)	—	—
Net income	4.44	4.21	3.61
VF Corporation
2005 Consolidated Statements of Income by Quarter
Reclassified to Present Continuing Operations
(In thousands, except per share amounts)

	2005
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

Net Sales	$1,336,366	$1,212,817	$1,589,782	$1,443,110	$5,582,075
Royalty Income	18,116	16,099	18,536	19,329	72,080

Total Revenues	1,354,482	1,228,916	1,608,318	1,462,439	5,654,155

Costs and Operating Expenses
Cost of goods sold	766,214	688,354	912,837	841,907	3,209,312
Marketing, administrative and general expenses	423,740	400,417	429,432	423,303	1,676,892

	1,189,954	1,088,771	1,342,269	1,265,210	4,886,204

Operating

	2005
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

Income	164,528	140,145	266,049	197,229	767,951

Other Income (Expense)
Interest income	3,016	2,041	1,402	1,758	8,217
Interest expense	(18,666)	(18,479)	(19,343)	(14,108)	(70,596)
Miscellaneous, net	(336)	605	1,849	4,003	6,121

	(15,986)	(15,833)	(16,092)	(8,347)	(56,258)

Income from Continuing Operations
Before Income taxes	148,542	124,312	249,957	188,882	711,693

Income Taxes	47,476	35,389	83,026	63,173	229,064

Income from Continuing Operations	101,066	88,923	166,931	125,709	482,629

Discontinued Operations	13,620	7,826	12,699	1,761	35,906

Cumulative Effect of a Change in Accounting Policy	(11,833)	—	—	—	(11,833)

Net Income	$102,853	$96,749	$179,630	$127,470	$506,702

Earnings Per Common Share — Basic
Income from continuing operations	$0.90	$0.80	$1.50	$1.14	$4.33
Discontinued operations	0.12	0.07	0.11	0.02	0.32

Cumulative effect of a change in accounting policy	(0.11)	—	—	—	(0.11)
Net income	0.92	0.87	1.61	1.15	4.54

	2005
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

Earnings Per Common Share — Diluted
Income from continuing operations	$0.88	$0.78	$1.46	$1.11	$4.23
Discontinued operations	0.12	0.07	0.11	0.02	0.31
Cumulative effect of a change in accounting policy	(0.10)	—	—	—	(0.10)
Net income	0.89	0.85	1.57	1.13	4.44
CONTACT: VF Services, Inc.
VP, Financial & Corporate Communications:
Cindy Knoebel, CFA, 336-424-6189 or 212-841-7141
or
Director, Corporate Communications:
Paul Mason, 336-424-6192
SOURCE: VF Corporation